EXHIBIT 99.1

J.JILL, INC. ANNOUNCES FIRST QUARTER FISCAL 2018 RESULTS

Quincy, MA – May 31, 2018 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the first quarter ended May 5, 2018.

Linda Heasley, CEO of J.Jill, Inc. stated, “I am excited to have joined J.Jill at an important time in our company’s history as we plan our next phase of growth. The first quarter underscores we have work to do and we have indicators of improvement. We experienced positive comps in our retail stores. We also saw improved results from our e-commerce channel.  We remain focused on initiatives to improve our overall performance and get us on track to deliver at a consistent level that is expected.”

For the first quarter ended May 5, 2018:

•

Total net sales for the thirteen weeks ended May 5, 2018 were $181.5 million versus $166.1 million for the thirteen weeks ended April 29, 2017. The 9.3% increase in total net sales versus the prior year was partially driven by the calendar shift created by the fifty-third week in fiscal 2017.

•	Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 2.3%.
•	Direct to consumer net sales represented 40.5% of total net sales, compared to 42.6% in the first quarter of fiscal 2017.
•	Gross profit increased to $120.3 million from $115.6 million in the first quarter of fiscal 2017. Gross margin was 66.3% compared to first quarter gross margin of 69.6% in fiscal 2017.
•

SG&A was $100.3 million compared to $97.0 million in the first quarter of fiscal 2017. First quarter 2018 SG&A included $1.3 million of non-recurring expenses and $0.2 million of accelerated stock compensation expense as a result of a CEO transition. First quarter 2017 SG&A included $3.6 million of non-recurring expenses related to the Company’s initial public offering. Excluding these one-time expenses from both this year’s and last year’s figures, SG&A as a percentage of total net sales was 54.4% compared to 56.3% in the first quarter of fiscal 2017, with the decrease versus the prior year on a percentage basis partially driven by the calendar shift created by the fifty-third week in fiscal 2017.

•	Income from operations, inclusive of non-recurring SG&A expenses, increased to $20.0 million from $18.6 million in the first quarter of fiscal 2017.
•

Adjusted EBITDA* for the first quarter of fiscal 2018 increased by 1.7% to $31.5 million from $31.0 million in the first quarter of fiscal 2017. As a percentage of total net sales, Adjusted EBITDA was 17.4% compared to 18.7% in the first quarter of fiscal 2017.

•	Interest expense decreased to $4.8 million from $4.9 million in the first quarter of fiscal 2017.
•	Income tax expense was $4.0 million compared to $5.6 million in the first quarter of fiscal 2017, and the effective tax rate was 26.1% compared to 41.1% in the first quarter of 2017.
•

Diluted earnings per share were $0.26 including the impact of one-time expenses, compared to $0.18 in the first quarter of fiscal 2017. First quarter fiscal 2018 diluted earnings per share included approximately $0.03 benefit from the calendar shift created by the fifty-third week in fiscal 2017, and $0.05 benefit from the lower tax rate in fiscal 2018.

•

Adjusted diluted earnings per share* for the first quarter of fiscal 2018, which includes the benefit of the calendar shift described above and excludes non-recurring expenses and other one-time items, including CEO transition expenses, affecting diluted earnings per share, were $0.29 compared to $0.24 in the first quarter of fiscal 2017. Adjusted diluted earnings per share uses 26% and 40% tax rate assumptions in fiscal 2018 and 2017 respectively. The lower tax rate assumption in 2018, resulting from the U.S. Tax Cuts and Jobs Act enacted in December 2017, results in a benefit of $0.05 in the first quarter of fiscal 2018.

The Company ended the first quarter fiscal 2018 with $28.7 million in cash. Inventory at the end of the first quarter fiscal 2018 increased to $77.5 million compared to $73.6 million at the end of the first quarter of fiscal 2017. The Company closed three stores in the first quarter and ended the quarter with 273 stores.

* Non-GAAP financial measures.  Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted Net Income” for more information.

Outlook

For the second quarter of fiscal 2018, the Company expects total comparable sales to be flat to positive low single digits.  Total net sales are expected to be negative low single digits to flat as a result of the shifted 2018 calendar, following the fifty-three week fiscal year in 2017, that shifted sales from the second quarter to the first quarter.  GAAP diluted earnings per share are expected to be in the range of $0.22 to $0.24, including a $0.04 benefit from a lower tax rate, and a $0.03 negative impact related to the calendar shift. This is compared to $0.28 in the second quarter of fiscal 2017. Adjusted diluted earnings per share for the second quarter of fiscal 2017 was $0.29 which excludes the $0.01 negative impact from non-recurring expenses related to the transition to a public company as well as costs associated with the Company’s initial public offering.

Conference Call Information

A conference call to discuss first quarter fiscal 2018 results is scheduled for today, May 31, 2018, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (844) 579-6824 or (763) 488-9145 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 2835319 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events.

A taped replay of the conference call will be available approximately two hours following the live call and can be accessed both online and by dialing (855) 859-2056 or (404) 537-3406. The pin number to access the telephone replay is 2835319. The telephone replay will be available until Thursday, June 7, 2018.

About J.Jill, Inc.

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, relaxed, inspired style that reflects the confidence and comfort of a woman with a rich, full life. J.Jill offers a guiding customer experience through more than 270 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.JJill.com. The information included on our website is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•

Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, write-off of property and equipment, and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.

•

Adjusted Net Income, which represents net income (loss) plus other non-recurring expenses and one-time items. We present Adjusted Net Income on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•

Adjusted Earnings per Share (“Adjusted EPS”) represents Adjusted Net Income divided by the number of shares outstanding. Adjusted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS should not be considered alternatives to, or substitutes for, net income (loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS to net income (loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted Net Income” and not rely solely on Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risk regarding, our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in the Form 10K. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	May 5, 2018	April 29, 2017
Net sales	$181,541	$166,126
Cost of goods sold	61,200	50,518
Gross profit	120,341	115,608
Selling, general and administrative expenses	100,294	97,033
Operating income	20,047	18,575
Interest expense	4,817	4,945
Income before provision for income taxes	15,230	13,630
Provision for income taxes	3,972	5,603
Net income and total comprehensive income	$11,258	$8,027
Net income per common share attributable to common shareholders
Basic	$0.27	$0.19
Diluted	$0.26	$0.18
Weighted average number of common shares outstanding
Basic	42,216,331	42,518,143
Diluted	43,407,414	43,680,485

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	May 5, 2018	February 3, 2018
Assets
Current assets:
Cash	$28,663	$25,978
Accounts receivable	9,087	4,733
Inventories, net	77,503	80,591
Prepaid expenses and other current assets	21,560	21,166
Total current assets	136,813	132,468
Property and equipment, net	113,348	118,420
Intangible assets, net	145,765	148,961
Goodwill	197,026	197,026
Other assets	620	682
Total assets	$593,572	$597,557
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$33,308	$53,962
Accrued expenses and other current liabilities	55,582	48,759
Current portion of long-term debt	2,799	2,799
Total current liabilities	91,689	105,520
Long-term debt, net of discount and current portion	238,523	238,881
Deferred income taxes	44,294	46,263
Other liabilities	28,019	27,577
Total liabilities	402,525	418,241
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 250,000,000 shares authorized; 43,759,200 and 43,752,790 shares issued and outstanding at May 5, 2018 and February 3, 2018, respectively	438	437
Additional paid-in capital	118,153	117,393
Accumulated earnings	72,456	61,486
Total shareholders’ equity	191,047	179,316
Total liabilities and shareholders’ equity	$593,572	$597,557

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	May 5, 2018	April 29, 2017
Net income	$11,258	$8,027
Interest expense	4,817	4,945
Provision for income taxes	3,972	5,603
Depreciation and amortization	9,357	8,799
Equity-based compensation expense (a)	760	24
Write-off of property and equipment (b)	12	2
Other non-recurring expenses (c)	1,346	3,585
Adjusted EBITDA	$31,522	$30,985

(a):

Represents expenses associated with equity incentive instruments granted to our management and board of directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grants.

(b):	Represents net gain or loss on the disposal of fixed assets.
(c):

Represents items management believes are not indicative of ongoing operating performance. For the period ended April 29, 2017, these expenses are primarily composed of legal and professional fees associated with the initial public offering completed March 14, 2017 and subsequent transitioning to a public company. For the period ended May 5, 2018, these expenses include costs related to a CEO transition.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	May 5, 2018	April 29, 2017
Net income and total comprehensive income	$11,258	$8,027
Add: Provision for income taxes	3,972	5,603
Income before provision for income taxes	15,230	13,630
Add: Other non-recurring expenses(a)	1,346	3,585
Add: Accelerated equity-based compensation expense	244	—
Adjusted Income before provision for income taxes	16,820	17,215
Less: Adjusted Tax Provision(b)	4,373	6,886
Adjusted net income	$12,447	$10,329
Adjusted net income per common share attributable to common shareholders
Basic	$0.29	$0.24
Diluted	$0.29	$0.24
Weighted average number of common shares outstanding
Basic	42,216,331	42,518,143
Diluted	43,407,414	43,680,485

(a):

Represents items management believes are not indicative of ongoing operating performance. For the period ended April 29, 2017, these expenses are primarily composed of legal and professional fees associated with the initial public offering completed March 14, 2017 and subsequent transitioning to a public company.  For the period ended May 5, 2018, these expenses include costs related to a CEO transition.

(b):	The adjusted tax provision for adjusted net income is estimated by applying a rate of 26% for fiscal 2018 and 40% for fiscal 2017, to the adjusted income before provision for income taxes.

Contacts:

Investor Contact:

Caitlin Morahan/Joseph Teklits

ICR, Inc.

investors@jjill.com

203-682-8200

Media Contact:

Alecia Pulman/Kate Kohlbrenner

ICR, Inc.

jillpr@icrinc.com

203-682-8224